                                                                    Exhibit 23.1

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 Registration No. 333-93931) and related prospectus of CVF Technologies Corporation for the registration of 3,070,535 shares of its common stock and to the incorporation by reference therein of our report dated March 31, 1999, with respect to the consolidated financial statements of CVF Technologies Corporation included in its Annual Report (Form 10-KSB) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
-----------------------------
Kitchener, Canada
January 26, 2000